Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-259448, 333-274298, 333-287202, 333-291683, 333-291684) and Form S-8 (Nos. 333-278016, 333-269620, 333-263893, 333-260258, 333-285306) of Tango Therapeutics, Inc. of our report dated March 5, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 5, 2026